SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
June 11, 2007
Date of Report (Date of earliest event reported)
Alico, Inc.
(Exact name of registrant as specified in its charter)
Florida
(State or other jurisdiction of incorporation)

0-261	59-0906081
(Commission File Number)	(IRS Employer Identification No.)
P.O. Box 338 La Belle, FL 33975
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (863) 675-2966
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Independent Registered Certified Public Accounting Firm.
1. On June 11,2007, Alico, Inc. was notified that certain partners of Tedder, James, Worden & Associates, PA, the Company’s registered independent certified public accounting firm, have merged with McGladrey & Pullen, LLP and that as a result of the merger Tedder, James, Worden & Associates, PA would no longer be the auditor for the Company. By virtue of the merger, McGladrey & Pullen, LLP was appointed as the Company’s independent registered certified public accounting firm effective June 11, 2007.
2. The audit reports of Tedder, James, Worden & Associates, PA on the consolidated financial statements of Alico, Inc. as of and for the years ended August 31, 2006 and 2005 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.
3. The decision to engage McGladrey & Pullen, LLP was approved by the Company’s audit committee.
4. In connection with the audits of the Company’s consolidated financial statements for each of the fiscal years ended August 31, 2006 and 2005 and through the date of this Current Report, there were: (1) no disagreements between the Company and Tedder, James, Worden & Associates, PA on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Tedder, James, Worden & Associates, PA, would have caused Tedder, James, Worden & Associates, PA to make reference to the subject matter of the disagreement in their reports on the Company’s financial statements for such years, and (2) no reportable events within the meaning set forth in Item 304(a)(l)(v) of Regulation S-K, except as described in the following paragraph.
5. Tedder, James, Worden & Associates, PA has advised Alico, Inc. that for the last two completed fiscal years the Company did not have the internal controls necessary to prevent material misstatements in its financial statements. Tedder, James, Worden & Associates, PA noted significant deficiencies that it believes to be material weaknesses, as follows:
The management of Alico, Inc. concluded that a material weakness existed in the Company’s internal control over financial reporting as a result of adjustments to the Company’s income tax provision and deferred taxes which were identified by the Company’s auditors based on the results of the most recent annual financial statement audit. The adjustments resulted from a deficiency in the operation of internal controls around the deferred tax roll forward, specifically related to the contribution carry-forward, property, plant and equipment, and the income tax provision calculation. The Company’s audit committee has discussed all of the foregoing material weaknesses with Tedder, James, Worden & Associates, PA.
6. The Company has provided Tedder, James, Worden & Associates, PA with a copy of the disclosures in this Form 8-K and has requested that Tedder, James, Worden & Associates, PA furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not Tedder, James, Worden & Associates, PA agrees with the Company’s statements in this Item 4.01(a). A copy of the letter dated June 15, 2007 furnished by Tedder, James, Worden & Associates, PA in response to that request is filed as Exhibit 16.1 to this Form 8-K.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits.
99.1	Press Release announcing change in audit firm resulting from merger of Tedder, James, Worden & Associates, PA with McGladrey & Pullen, LLP

99.2	Attachment — letter from Tedder, James, Worden & Associates, PA, dated June 15, 2007, regarding their agreement with the Company’s statements
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2007	ALICO, INC.

	By:	/s/ Patrick W. Murphy

Patrick W. Murphy
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description
99.1	Press release announcing change in audit firm resulting from a merger of Tedder, James, Worden & Associates, PA with McGladrey & Pullen, LLP
99.2	Attachment — letter from Tedder, James, Worden & Associates, PA, dated June 15, 2007, regarding their agreement with the Company’s statements